EXHIBIT 21.1

            LIST OF SUBSIDIARIES OF CHINA WI-MAX COMMUNICATIONS, INC.





1. Beijing Yuan Shan Da Chuan Business Development Ltd.
2. Beijing Yuan Shan Shi Dai Technology CO, Ltd.